United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K Amendment 1

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2006
(Date of Report)

Supreme Realty Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan,		518000
Fu Tian Qu, Shenzhen City, P.R. China
(Address of principal executive offices)		(Zip Code)

86 755 83570142
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

The current board of directors has recently learned that on March 27, 2006, George Stewart (“Stewart”) resigned as the Company’s principal independent accountant. The Company has requested Mr. Stewart supply the Company with a letter (stating whether, during the Company’s recent fiscal year and through the date of Stewart’s resignation, there were any disagreements between the Company and Stewart on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Stewart, would have caused him to make reference to the subject matter of the disagreement(s) in connection with his report) in order for the Company to provide the information required by Item 304 of Regulation S-B. The Company is awaiting a response from Mr. Stewart. The Company will file an amendment to this Form 8-K including a letter on Exhibit 16 when it receives such letter from Mr. Stewart.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2006	SUPREME REALTY INVESTMENTS, INC.

/s/ Zujun Xu
Zujun Xu
Chairman of the Board/
President/ Chief Financial Officer